Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BRC Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated April 10, 2020, except for the segment information described in Note 2, as to which the date is November 10, 2021, relating to the consolidated financial statements of Authentic Brands, LLC, which is contained in the Form 10-K of BRC Inc. for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ BDO USA, LLP

Houston, Texas

April 18, 2022